Exhibit 99

Marine Products Corporation Announces Date for

Second Quarter 2021 Financial Results and Conference Call

ATLANTA, July 6, 2021 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the second quarter ended June 30, 2021 on Wednesday, July 28, 2021 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 28, 2021 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial toll-free (833) 968-2235 or (825) 312-2057 for international callers, and using conference ID number 5897006. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) is a leading manufacturer of fiberglass boats under the brand names of Chaparral and Robalo. Chaparral’s sterndrive models include SSi and SSX, along with the Chaparral Surf Series. Chaparral’s outboard offerings include various models, such as OSX Luxury Sportboats, the 257 SSX, and SunCoast Sportdecks. Robalo builds an array of outboard sport fishing boats, which include center consoles, dual consoles and Cayman Bay Boat models. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President Corporate Services

(404) 321-2162

jlanders@marineproductscorp.com

marineproductscorp.com